                                                                    Exhibit 10.7

                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                          AHM RES I LIMITED PARTNERSHIP

     This Limited Partnership Agreement (this "Agreement") of AHM Res I Limited Partnership, a Virginia limited partnership (the "Partnership"), is made as of October 29, 2001 by and between AHM Res I GP, Inc., a Virginia corporation ("General Partner"), and AHM Res I LP, Inc., a Virginia corporation ("Limited Partner").

                                    RECITALS

     The General Partner and the Limited Partner (collectively, the "Partners") are each wholly-owned subsidiaries of Apple Hospitality Management, Inc., a Virginia corporation and a wholly-owned subsidiary of Apple Hospitality Two, Inc., a Virginia corporation and a real estate investment trust for federal income tax purposes. The Partners have formed the Partnership as of the date of this Agreement.

                                    ARTICLE I
                    DEFINITIONS, PURPOSE AND GENERAL MATTERS

     1.1 General Definitions. In addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated below:

     "Act" shall mean the Virginia Revised Uniform Limited Partnership Act, as it may be amended or replaced from time to time.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as it may be amended or replaced from time to time.

     References to a specific provision of the Act or the Internal Revenue Code shall be deemed to refer to any successor provision.

     1.2 Purpose. The permitted purpose of the Partnership shall be to engage in any of the following activities:

          (a) operating, managing, leasing and otherwise dealing with real property, and any improvements located thereon, including (without limitation) extended-stay hotels; and

          (b) exercising all powers that are enumerated in the Act and are necessary or convenient for the accomplishment of the foregoing.

     1.3 Names. The Partnership may conduct its affairs under its own name and under such assumed names as it deems appropriate or convenient.

     1.4 Qualifications in Other Jurisdictions. To the extent required by law, the Partnership shall promptly qualify or register to transact business in all jurisdictions other than Delaware in which it transacts business.

                                   ARTICLE II
                                   MANAGEMENT

     2.1 Management Authority. The Partnership shall be managed by the General Partner. The Limited Partner shall not participate in the management of the Partnership or in the control of its business, and shall not have any authority to sign for, or to bind, the Partnership.

     2.2 Authorization and Approval. In dealings with the Partnership, a third party may accept the signature of the General Partner as evidence that such dealings are authorized by the Partnership.

     2.3 Expenses and Reimbursement. The Partnership shall be responsible for all expenses, costs and liabilities arising from the management, organization or operation of the Partnership in accordance with this Agreement ("Partnership Expenses"). The General Partner shall be entitled to receive prompt reimbursement from the Partnership to the extent, if any, that the General Partner incurs any Partnership Expenses, unless such Partnership Expenses arose from a violation of this Agreement, willful misconduct or a knowing violation of criminal law.

     2.4 Compensation. No salaries or other compensation shall be paid by the Partnership to the General Partner for its management services on behalf of the Partnership.

                                   ARTICLE III
               CAPITAL CONTRIBUTIONS, ACCOUNTS AND RELATED MATTERS

     3.1 Capital Contributions. The initial capital contributions made by the Partners to the Partnership are shown on Exhibit A to this Agreement.
                                         ---------

     3.2 Capital Accounts. The Partnership shall maintain a separate capital account for each Partner (a "Capital Account"). Each Capital Account shall be maintained in accordance with the Internal Revenue Code.

     3.3 Allocations and Percentage Interests. The percentage interests of the Partners in the Partnership (and in the income, expenses, profits, losses and assets thereof) shall be proportionate to their respective Capital Accounts. The initial percentage interests of the Partners in the Partnership are shown on Exhibit A to this Agreement.
---------

     3.4 Adjustments to Capital Accounts. The Capital Account for a Partner shall be increased by (a) the amount of any cash contributed to the Partnership by such Partner; (b) the value, as agreed upon by the Partnership and such Partner, of any property contributed to the Partnership by such Partner; and (c) any profits of the Partnership allocated to such Partner. The Capital Account for a Partner shall be decreased by all distributions from the Partnership to such Partner and by any losses of the Partnership allocated to such Partner.

     3.5 Restrictions on Capital Accounts. The Partners shall have no right to receive interest with respect to their Capital Accounts, to withdraw or borrow money from their Capital Accounts, or to pledge, or otherwise encumber, any part of their Capital Accounts.

     3.6 Capital Account Deficits. No Partner shall be responsible for restoring any deficit in such Partner's Capital Account upon the termination of the Partnership or the withdrawal of such Partner from the Partnership in accordance with this Agreement.

     3.7 Loans. Any loan from a Partner to the Partnership shall be made on commercially reasonable terms and conditions and shall not be treated as a capital contribution.

     3.8 Cash Distributions. The amount and frequency of any cash distributions from the Partnership to the Partners shall be determined from time to time by the General Partner in accordance with this Agreement.

                                   ARTICLE IV
                      ADMISSION AND WITHDRAWAL OF PARTNERS

     4.1 Admission of Additional or Replacement Partners. No person or entity shall be admitted as a new Partner of the Partnership, whether in addition to the existing Partners or in replacement of a Partner or Partners, unless all of the following requirements are satisfied: (a) each Partner must grant prior written consent to the admission of such person or entity as a new Partner; and
(b) such person or entity must execute a counterpart signature page to this Agreement and must make any required capital contributions to the Partnership in full. Each Partner is entitled to withhold consent to the admission of a new Partner for any reason or no reason.

     4.2 Withdrawal. A Limited Partner shall not have the right or the power to withdraw voluntarily from the Partnership at any time or for any reason. A General Partner shall not withdraw voluntarily from the Partnership. Any withdrawal by the General Partner in violation of this Agreement shall result in the following: (a) the General Partner shall be liable for all damages incurred by the Partnership as the direct or indirect result of such withdrawal, including (without limitation) all costs of replacing such General Partner and reasonable legal fees and expenses incurred in enforcing this Agreement; and (b) the amount of such damages may be retained by the Partnership in reduction of any distribution otherwise payable to the General Partner.

                                    ARTICLE V
                          ASSIGNMENTS AND ENCUMBRANCES

     5.1 Limitation on Assignments. Each Partner shall be prohibited from assigning, selling, exchanging or otherwise transferring such Partner's interest in the Partnership unless all of the following requirements are satisfied: (a) the proposed transaction applies to the entire interest of such Partner in the Partnership; (b) each other Partner grants prior written consent to the proposed transaction; (c) the prospective transferee agrees to be bound by this Agreement as a Partner; and (d) the Partnership receives an opinion from its legal counsel, satisfactory to the Partnership in form and substance, confirming that the proposed transaction would not violate any applicable laws, including but not limited to state or federal securities laws, and would not terminate the existence of the Partnership for tax or other purposes.

     5.2 Limitation on Encumbrances. Each Partner shall be prohibited from pledging, granting a security interest in, or otherwise encumbering such Partner's interest in the Partnership, or any part thereof, without the prior written consent of each other Partner.

     5.3 Strict Compliance and Sole Discretion. Any transaction that is subject to this Article and that fails to comply with its provisions in any way shall be ineffective and void. Each Partner shall be entitled, in such Partner's sole discretion, to withhold consent under this Article for any reason or no reason.

                                   ARTICLE VI
                                   TAX MATTERS

     6.1 Tax Classification. The Partnership shall have a "Tax Matters Partner" in accordance with the Internal Revenue Code. The General Partner shall be the Tax Matters Partner.

     6.2 Tax Year. The Partnership shall use the calendar year as its tax year.

     6.3 Tax Accounting. The Partnership shall use the same method of accounting for both tax purposes and financial reporting purposes, except as may be required by the Internal Revenue Code.

                                   ARTICLE VII
                        INDEMNIFICATION AND REIMBURSEMENT

     7.1 Definitions. As used in this Article, the term "Indemnified Person" means each Partner and (to the extent applicable) each shareholder, employee, director and officer thereof.

     7.2 Indemnification. The Partnership shall indemnify and protect each Indemnified Person against any and all claims, liabilities, costs and expenses (including but not limited to reasonable legal fees and costs) arising directly or indirectly from any suit, action, investigation or other proceeding (whether formal or informal) that (a) is brought or threatened against the Indemnified Person; and (b) is based on the acts or omissions of such Indemnified Person on behalf of the Partnership, unless such acts or omissions violated this Agreement, constituted willful misconduct or resulted from a knowing violation of criminal law. The Partnership shall have no obligation to indemnify an Indemnified Person to the extent, if any, that the Indemnified Person is entitled to be indemnified by another source, such as, without limitation, an insurance company.

     7.3 Reimbursement. If an Indemnified Person incurs or pays any indemnified cost, the Partnership shall reimburse the Indemnified Person for the full amount of such indemnified cost. Such reimbursement shall be due promptly after the Partnership receives each of the following: (a) a written request for reimbursement from the Indemnified Person; (b) all information necessary to establish the nature and amount of the indemnified cost that was incurred or paid by the Indemnified Person; and (c) a written agreement by the Indemnified Person to repay such reimbursement if the Partnership subsequently determines that the Indemnified Person was not entitled to indemnification, or if the Indemnified Person subsequently receives reimbursement from another source, such as, without limitation, an insurance company.

                                  ARTICLE VIII
                                   DISSOLUTION

     8.1 Events of Dissolution. The Partnership shall dissolve upon, and only upon, the following: (a) the date specified in its Certificate of Partnership;
(b) the sale or other transfer of all, or substantially all, of the assets of the Partnership outside the ordinary course of business; (c) the unanimous written consent of the Partners; or (d) any action that requires or results in dissolution under the Act.

     8.2 Winding Up of Affairs. Upon dissolution of the Partnership, the General Partner shall wind up the affairs of the Partnership. The General Partner shall determine the time, place, manner and other terms of any sales involving the Partnership's assets, with due regard to the financial condition of the Partnership and the relevant market and economic conditions. No Partner shall have the right to require an in-kind distribution of the assets of the Partnership in lieu of any cash distribution.

     8.3 Final Distributions. Upon the winding up of the Partnership, and subject to the requirements of the Act, the General Partner shall distribute the assets of the Partnership in the following order of priority:

          (a) first, to any creditors of the Partnership, including any Partners who are creditors;

          (b) second, to known and reasonably estimated costs of dissolution and winding up;

          (c) third, to any reserves established by the General Partner, in its sole discretion, for contingent liabilities of the Partnership; and

          (d) fourth, to the Partners, in proportion to the positive balances of their respective Capital Accounts.

     8.4 Filing of Certificate of Cancellation. Following the winding up of the Partnership, the General Partner shall be responsible for filing a Certificate of Cancellation on behalf of the Partnership with the Delaware Secretary of State, together with any other documents required to terminate the Partnership and its legal existence.

                                   ARTICLE IX
                                 ADMINISTRATION

     9.1 Registered Agent and Specified Office. The Partnership shall continuously maintain a registered agent and a specified office in accordance with the Act. The General Partner shall be entitled to change the registered agent and specified office from time to time, in its sole discretion, subject to any requirements of the Act.

     9.2 Records. The Partnership shall keep accurate and complete information and records at its specified office, including the information and records set forth in Section 50-73.8 of the Act.

     9.3 Inspection. Upon prior notice to the Partnership of at least two (2) business days, any Partner, and any designated agent or representative of a Partner, shall be granted access to the books and records of the Partnership and shall be entitled, during ordinary business hours, to inspect such books and records and to make copies thereof at the expense of such Partner.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

     10.1 Notices. All notices and other communications with respect to this Agreement shall be in writing and shall be delivered, as applicable, to the Partnership at its specified office or to a Partner at the address and/or facsimile number shown in the records of the Partnership. Each notice or other communication that satisfies the requirements set forth above shall be deemed to have been properly given or delivered: (a) on the fifth business day after being mailed by United States certified mail, return receipt requested, postage prepaid; (b) on the day when delivered by hand; (c) on the first business day after being deposited with a national overnight courier; or (d) on the day when transmitted by facsimile with confirmation of receipt or successful transmission. A party to this Agreement may elect to receive notices or communications at a different address by notifying each other party in accordance with the preceding requirements.

     10.2 Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to any provisions or principles relating to choice of law.

     10.3 Entire Agreement. This Agreement represents the entire agreement of the parties with respect to the operation, management and governance of the Partnership, and shall supersede all prior agreements, whether written or oral, with respect to such matters.

     10.4 Modification and Waiver. Modifications of this Agreement shall not be binding, valid or enforceable unless they are set forth in writing and are signed by each of the parties. A party may unilaterally waive any of its rights under this Agreement by delivering to each other party a written notice that states the nature and scope of such waiver.

     10.5 Severable Provisions. All provisions in this Agreement are severable. Each valid and enforceable provision shall remain in full force and effect, regardless of any determination that is binding upon, or enforceable against, the parties and that declares certain provisions to be invalid or unenforceable.

     10.6 Captions. Captions and headings are used in this Agreement for convenience only and shall not affect the interpretation of this Agreement. Terms such as "hereof," "hereby," "hereto," "herein" and "hereunder" shall be deemed to refer to this Agreement as a whole, rather than to any particular provision of this Agreement.

     10.7 Binding Effect. This Agreement shall be binding upon, and shall operate to the benefit of, the parties and their permitted assignees and successors in title or interest.

     10.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute, when taken together, a single instrument.

                          [Next Page is Signature Page]

WITNESS the following signatures:

GENERAL PARTNER:                            AHM Res I GP, Inc.
---------------


                                            By: /s/ J. Philip Hart
                                                --------------------------------
                                                 J. Philip Hart
                                                 Vice President


LIMITED PARTNER:                            AHM Res I LP, Inc.
---------------


                                            By: /s/ J. Philip Hart
                                                --------------------------------
                                                 J. Philip Hart
                                                 Vice President

                                    EXHIBIT A
                (Capital Contributions and Percentage Interests)

                   Name and                   Capital         Percentage
                   Business Address           Contributions   Interests
                   ----------------           -------------   ----------

General Partner:   AHM Res I GP, Inc.             $ 1.00          1%
                   10 South Third Street
                   Richmond, Virginia 23219

Limited Partner:   AHM Res I LP, Inc.             $99.00         99%
                   10 South Third Street
                   Richmond, Virginia 23219